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                                                                      EXHIBIT 11

                                MASCOTECH, INC.

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                           PRIMARY AND FULLY DILUTED
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                  FOR THE YEARS ENDED DECEMBER 31
                                                                -----------------------------------
                                                                 1996         1995          1994
                                                                -------      -------      ---------
PRIMARY:
Income (loss) from continuing operations before
  extraordinary item and cumulative effect of accounting
  change, net...............................................    $39,920      $59,190      $(234,420)
Preferred stock dividends...................................     12,960       12,960         12,960
                                                                -------      -------      ---------
Earnings (loss) for computing primary earnings (loss) from
  continuing operations per common share before
  extraordinary item and cumulative effect of accounting
  change, net...............................................     26,960       46,230       (247,380)
Gain on disposition of discontinued operations..............      --           --            11,700
                                                                -------      -------      ---------
Earnings (loss) for computing primary earnings (loss) per
  common share before extraordinary item and cumulative
  effect of accounting change, net..........................     26,960       46,230       (235,680)
Extraordinary item..........................................      --           --             2,600
Cumulative effect of accounting change, net.................     11,700        --            --
                                                                -------      -------      ---------
Earnings (loss) attributable to common stock................    $38,660      $46,230      $(233,080)
                                                                =======      =======      =========
Weighted average number of common shares outstanding during
  each period...............................................     52,360       56,190         58,910
Addition from assumed exercise of stock options and warrants
  (1).......................................................      1,430          860         --
Addition from assumed conversion of preferred stock (2).....      --           --            --
                                                                -------      -------      ---------
Weighted average number of common shares and equivalents
  outstanding during each period -- without dilution........     53,790       57,050         58,910
                                                                =======      =======      =========
Primary earnings (loss) per common share:
  Continuing operations.....................................    $   .50      $   .81      $   (4.20)
  Gain on disposition of discontinued operations............      --           --               .20
                                                                -------      -------      ---------
  Income (loss) before extraordinary item and cumulative
    effect of accounting change, net........................        .50          .81          (4.00)
  Extraordinary item........................................      --           --               .04
  Cumulative effect of accounting change, net...............        .22        --            --
                                                                -------      -------      ---------
  Net income (loss).........................................    $   .72      $   .81      $   (3.96)
                                                                =======      =======      =========
FULLY DILUTED:
Income (loss) from continuing operations before
  extraordinary item and cumulative effect of accounting
  change, net...............................................    $39,920      $59,190      $(234,420)
Preferred stock dividends...................................     12,960       12,960         12,960
Add after-tax convertible debenture related expenses........      9,530        9,530          9,520
                                                                -------      -------      ---------
Earnings (loss) for computing fully diluted earnings (loss)
  from continuing operations per common share before
  extraordinary item and cumulative effect of accounting
  change, net...............................................     36,490       55,760       (237,860)
Gain on disposition of discontinued operations..............      --           --            11,700
                                                                -------      -------      ---------
Earnings (loss) for computing fully diluted earnings (loss)
  per common share before extraordinary item and cumulative
  effect of accounting change, net..........................     36,490       55,760       (226,160)
Extraordinary item..........................................      --           --             2,600
Cumulative effect of accounting change, net.................     11,700        --            --
                                                                -------      -------      ---------
Earnings (loss) attributable to common stock, as adjusted...    $48,190      $55,760      $(223,560)
                                                                =======      =======      =========
Weighted average number of common shares outstanding during
  each period...............................................     52,360       56,190         58,910
Addition from assumed conversion of convertible
  debentures................................................     10,000       10,000         10,090
Addition from assumed exercise of stock options and
  warrants..................................................      2,770          880          3,340
Addition from assumed conversion of preferred stock.........     10,800       10,800         10,800
                                                                -------      -------      ---------
Weighted average number of common shares and equivalents
  outstanding during each period -- fully diluted basis.....     75,930       77,870         83,140
                                                                =======      =======      =========
Fully diluted earnings (loss) per common share (3):
  Continuing operations.....................................    $   .49      $   .81      $   (4.20)
  Gain on disposition of discontinued operations............      --           --               .20
                                                                -------      -------      ---------
  Income (loss) before extraordinary item and cumulative
    effect of accounting change, net........................        .49          .81          (4.00)
  Extraordinary item........................................      --           --               .04
  Cumulative effect of accounting change, net...............        .21        --            --
                                                                -------      -------      ---------
  Net income (loss).........................................    $   .70      $   .81      $   (3.96)
                                                                =======      =======      =========

(1) The effect of options and warrants conversions in 1994 would be anti-dilutive.
(2) The effect of preferred stock conversions in 1996, 1995 and 1994 would be anti-dilutive.
(3) The results of assumed conversion of convertible debentures and preferred stock in 1996 are anti-dilutive and therefore are excluded. Amounts for 1995 and 1994 agree to primary earnings (loss) per common share amounts since the results of assumed conversion of securities are anti-dilutive.